Exhibit 99.1
Press Release
Eagle Bulk Shipping Inc. Strengthens Operating Position and
Preserves Growth Options for the Future
- Reduces Capex by 33%
- Preserves 100% of Deposits
- Suspends Dividend
NEW YORK, NY, December 19, 2008 — Eagle Bulk Shipping Inc. (Nasdaq: EGLE) today announced the completion of two transactions that enhance internally generated growth and increase financial flexibility.
Specific actions include:
▪	Reached an agreement with Yanghzou Dayang Shipbuilding Co., Ltd. in China that reduces current capital expenditure obligations by approximately $363 million by:
o	Converting eight charter-free Supramax newbuilding contracts totaling approximately $316 million into options on the part of Eagle Bulk.

o	Preserving 100% of Eagle Bulk’s deposits for those eight newbuilding contracts, representing approximately $47 million.

o	Applying the $47 million towards progress payments for the remaining vessels which are being constructed for delivery in 2009.
▪	Paid $55,000 for each of the options for the eight vessels while maintaining the original contract prices on exercise of the options between approximately $36.7 and $42.3 million.

▪	Rescheduled delivery of a charter-free Supramax vessel, Thrush, from September 2009 to November 2010.

▪	Signed an agreement with its lenders to amend its $1.6 billion revolving credit facility to $1.35 billion and favorably adjust a number of loan covenants specifically a reduction of the asset value clause. Eagle Bulk benefits from increased liquidity since the reduction in the credit facility is less than the reduction in the capital commitments achieved by the agreement with the shipyard.
To further increase cash flow and optimize financial flexibility, the Board of Directors has decided to suspend the Company’s dividend to enhance internally generated growth. The Company will continue to utilize the undrawn portion of its credit facility as well as cash flow from operations to fund its newbuilding program and to take advantage of other opportunities which may arise in the marketplace.

Sophocles N. Zoullas, Chairman and Chief Executive Officer, commented, “We firmly believe that these agreements, one with our shipyard, and one with our lenders, represent the proactive strategic direction that will deliver long-term value to our shareholders through enhanced internally generated growth.”
“The modifications to our newbuilding program will help reduce capital expenditures by 33%, while increasing future contract coverage to 63% and 43% for 2009 and 2010, respectively.
“We also want to acknowledge the spirit of cooperation that has governed our discussions with the Dayang Shipyard and our lenders, which we believe underscores their continued support for Eagle Bulk and has significantly enhanced the Company’s future prospects.”
Amendment to Revolving Credit Facility
The Company’s agreement with its lenders amends its $1.6 billion revolving credit facility to $1.35 billion while favorably adjusting certain loan covenants. The requirement for the Company to maintain a minimum security value of its fleet, which is now an aggregate of the market value of the vessels in its operating fleet and the deposits on its newbuilding contracts that secure its obligations under the revolving credit facility, has been reduced from 130% to 100% of the aggregate principal amount of debt outstanding under the facility. Future dividend payments will be based on the Company maintaining a minimum security value of 130%. The minimum net worth requirement has been reduced from $300 million to $75 million for next year and is subject to annual review thereafter. The amended facility will bear interest at the rate of 1.75% over LIBOR. The amended facility will be available in full until July 2012, following which it will reduce pro rata to a balloon of $717.2 million at maturity in July 2017. The amendment requires the satisfaction of certain post-closing conditions by the Company.
The Company expects to incur certain noncash charges relating to the writedown of deferred costs in connection with the agreements.
Revised Profile of Newbuilding Program
With the agreement with the shipyard, the following table represents the Company’s newbuilding program and the vessels’ employment upon their delivery:

				Daily
				Time
				Charter
		Year Built –		Hire
		Expected	Time Charter	Rate
Vessel	Dwt	Delivery(1)	Employment Expiration(2)	(3)(4)		Profit Share
Wren	53,100	Delivered Jun 2008	Feb 2012 Feb 2012 to Dec 2018/Apr 2019	$ $	24,750 18,000	— 50% over $22,000

Woodstar	53,100	Delivered Oct 2008	Jan 2014 Jan 2014 to Dec 2018/Apr 2019	$ $	18,300 18,000	— 50% over $22,000

				Daily
				Time
				Charter
		Year Built –		Hire
		Expected	Time Charter	Rate
Vessel	Dwt	Delivery(1)	Employment Expiration(2)	(3)(4)		Profit Share
Crowned Eagle	56,000	Delivered Nov 2008	Nov 2008 to Oct 2009		$16,000	—

Crested Eagle	56,000	Feb 2009	Charter Free		—	—

Stellar Eagle	56,000	Apr 2009	Charter Free		—	—

Bittern	58,000	Sep 2009	Dec 2014 Dec 2014 to Dec 2018/Apr 2019	$ $	18,850 18,000	— 50% over $22,000

Canary	58,000	Oct 2009	Jan 2015 Jan 2015 to Dec 2018/Apr 2019	$ $	18,850 18,000	— 50% over $22,000

Thrasher	53,100	Nov 2009	Feb 2016 Feb 2016 to Dec 2018/Apr 2019	$ $	18,400 18,000	— 50% over $22,000

Crane	58,000	Nov 2009	Feb 2015 Feb 2015 to Dec 2018/Apr 2019	$ $	18,850 18,000	— 50% over $22,000

Avocet	53,100	Dec 2009	Mar 2016 Mar 2016 to Dec 2018/Apr 2019	$ $	18,400 18,000	— 50% over $22,000

Egret (4)	58,000	Dec 2009	Sep 2012 to Jan 2013		$17,650	50% over $20,000

Golden Eagle	56,000	Jan 2010	Charter Free		—	—

Gannet (4)	58,000	Jan 2010	Oct 2012 to Feb 2013		$17,650	50% over $20,000

Imperial Eagle	56,000	Feb 2010	Charter Free		—	—

Grebe(4)	58,000	Feb 2010	Nov 2012 to Mar 2013		$17,650	50% over $20,000

Ibis (4)	58,000	Mar 2010	Dec 2012 to Apr 2013		$17,650	50% over $20,000

Jay	58,000	Apr 2010	Sep 2015 Sep 2015 to Dec 2018/Apr 2019	$ $	18,500 18,000	50% over $21,500 50% over $22,000

Kingfisher	58,000	May 2010	Oct 2015 Oct 2015 to Dec 2018/Apr 2019	$ $	18,500 18,000	50% over $21,500 50% over $22,000

Martin	58,000	Jun 2010	Dec 2016 to Dec 2017		$18,400	—

Thrush	53,100	Rescheduled from Sep 2009 to Nov 2010	Charter Free		—	—

Nighthawk	58,000	Mar 2011	Sep 2017 to Sep 2018		$18,400	—

Oriole	58,000	Jul 2011	Jan 2018 to Jan 2019		$18,400	—

Owl	58,000	Aug 2011	Feb 2018 to Feb 2019		$18,400	—

Petrel (5)	58,000	Sep 2011	Jun 2014 to Oct 2014		$17,650	50% over $20,000

				Daily
				Time
				Charter
		Year Built –		Hire
		Expected	Time Charter	Rate
Vessel	Dwt	Delivery(1)	Employment Expiration(2)	(3)(4)	Profit Share
Puffin (5)	58,000	Oct 2011	Jul 2014 to Nov 2014	$17,650	50% over $20,000

Roadrunner (5)	58,000	Nov 2011	Aug 2014 to Dec 2014	$17,650	50% over $20,000

Sandpiper (5)	58,000	Dec 2011	Sep 2014 to Jan 2015	$17,650	50% over $20,000

CONVERTED INTO OPTIONS

Besra	58,000	Oct 2010	Charter Free	—	—

Cernicalo	58,000	Jan 2011	Charter Free	—	—

Fulmar	58,000	Jul 2011	Charter Free	—	—

Goshawk	58,000	Sep 2011	Charter Free	—	—

Snipe	58,000	Jan 2012	Charter Free	—	—

Swift	58,000	Feb 2012	Charter Free	—	—

Raptor	58,000	Mar 2012	Charter Free	—	—

Saker	58,000	Apr 2012	Charter Free	—	—

(1)	Vessel build and delivery dates are estimates based on guidance received from shipyard.

(2)	The date range represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter.

(3)	The time charter hire rates presented are gross daily charter rates before brokerage commissions, ranging from 2.25% to 6.25%, to third party ship brokers.

(4)	Revenue recognition for the long term charters with base rates will be based on an average daily base rate over the life of the charter from commencement of the charter.

(5)	The charterer has an option to extend the charter by 2 periods of 11 to 13 months each.
About Eagle Bulk Shipping Inc.
Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York. The Company is a leading global owner of Supramax dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.
Forward-Looking Statements
Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.
Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.
Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.
Visit our website at www.eagleships.com
Contact:
Company Contact:
Alan Ginsberg
Chief Financial Officer
Eagle Bulk Shipping Inc.
Tel. +1 212-785-2500
Investor Relations / Media:
Jon Morgan
Perry Street Communications, New York
Tel. +1 212-741-0014

Source: Eagle Bulk Shipping Inc.